                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
[X]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           STANDARD PACIFIC CORP.
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                            STANDARD PACIFIC CORP.
                         1565 West MacArthur Boulevard
                         Costa Mesa, California 92626

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 13, 1999

The 1999 Annual Meeting of Stockholders of Standard Pacific Corp. (the "Company") will be held at the Company's new home community model complex, Lucera at Bonita Canyon, located at 30 Valerio, Newport Beach, California 92612, on May 13, 1999 at 10:30 A.M., local time, for the following purposes:

  (1) To elect three directors constituting Class II of the Board of Directors to hold office for a three-year term; and

  (2) To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

  The close of business on March 25, 1999 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any and all postponements and adjournments thereof.

  In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of Common Stock be present in person or be represented by proxy. Your attention is invited to the accompanying Proxy Statement. To assure your representation at the Annual Meeting, please date, sign and mail the enclosed Proxy for which a return envelope is provided. Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their proxy. Also, for your convenience, the Company now offers to its shareholders telephone and Internet voting, 24 hours a day, 7 days a week. Please follow the instructions printed on the enclosed proxy card.

  We would like to extend an invitation to our shareholders to view the Lucera at Bonita Canyon models prior to our Annual Meeting beginning at 9:30 A.M., local time.

                                          By Order of the Board of Directors

                                          CLAY A. HALVORSEN
                                          Secretary

Costa Mesa, California
April 1, 1999

                                PROXY STATEMENT

                            STANDARD PACIFIC CORP.
                         1565 West MacArthur Boulevard
                         Costa Mesa, California 92626

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 13, 1999

                              GENERAL INFORMATION

  This Proxy Statement is being mailed on or about April 1, 1999 in connection with the solicitation on behalf of the Board of Directors of Standard Pacific Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 13, 1999, at the Company's new home community model complex, Lucera at Bonita Canyon, located at 30 Valerio, Newport Beach, California, 92612, at 10:30 A.M., local time, and at any and all postponements and adjournments thereof.

  The entire cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy material to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph, telecopy, e-mail or personally. The Company has engaged ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies. The fee for such services will be approximately $4,000 plus reasonable expenses.

                            RECORD DATE AND VOTING

  All voting rights are vested exclusively in the holders of the Company's common stock, par value $.01 per share (the "Common Stock"). Only stockholders of record as of the close of business on March 25, 1999 are entitled to receive notice of and to vote at the meeting.

  The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly completed proxies will be voted in favor of the election of the Class II directors of the Company designated hereinafter as nominees (see "Election of Directors" at page 2 of this proxy statement). Any stockholder may revoke his or her proxy at any time prior to its use by writing to the Secretary of the Company, by voting again via mail, telephone or the internet, or by attending the meeting and casting his or her vote in person. A stockholder's last vote will be the vote that is counted.

  As of March 1, 1999, the Company had outstanding a total of 29,637,480 shares of Common Stock, each share of which is entitled to one vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as votes against any matter submitted to the shareholders for a vote. Abstentions will have no effect on the election of directors, however, such election being by a plurality vote.

  The election inspectors will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy or indicated electronically that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Under such circumstances, the broker non-vote will have no effect on the outcome of such matter.

  Stockholders can simplify their voting by calling 1-800-OK2-VOTE (1-800-652-
8683) or voting via the Internet at http://www.vote-by-net.com. Telephone and Internet voting is available 24 hours a day, 7 days a week. Telephone and Internet voting information is provided on the proxy card. Control numbers, located immediately above the electronic voting instructions on the proxy cards, are designed to verify stockholders' identities and allow them to vote their shares and confirm that their voting instructions have been properly recorded.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, each of the classes having three directors (subject to vacancies) and only one class being elected each year. In 1999, three directors are to be elected for a term of three years or until the election and qualification of their respective successors.

  The Board of Directors has nominated the following persons for election as directors: Stephen J. Scarborough, Douglas C. Jacobs and Larry McNabb. Mr. Scarborough has been a director since May 1996 and has served the Company in various capacities since 1981, including currently as its President. Mr. Jacobs has served as a director since May 1998, when he was appointed by the Board of Directors to fill an existing vacancy. Mr. McNabb does not currently serve on the Board of Directors.

  Directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting (assuming the presence of a quorum). Unless instructed otherwise, the persons named on the accompanying form of proxy will vote all proxies received by them in favor of election of the three nominees named above. The Board of Directors of the Company does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if such unavailability should occur before the Annual Meeting, proxies will be voted for another nominee selected by the Board of Directors.

  The information set forth below as to each nominee has been furnished by the nominee:

                                                 Period Served as Director or
                                                           Executive
                                               Officer of the Company and Other
     Name and Present                                      Business
        Position,             Class of  Term    Experience During the Past Five
 if any, with the Company Age Director Expires               Years
 ------------------------ --- -------- ------- --------------------------------
 Stephen J. Scarborough..  50 Class II  2002   Director since May 1996 and
                                                President of the
  President                                     Company since October 1996. Mr.
                                                Scarborough
                                                served as Executive Vice
                                                President of the Company
                                                from January 1996 until October
                                                1996. Prior to this
                                                and since 1981, Mr. Scarborough
                                                was President of
                                                the Company's Orange County,
                                                California
                                                residential homebuilding
                                                division.
 Douglas C. Jacobs(1)....  58 Class II  2002   Director since May 1998. Vice
                                                President of Finance
                                                and Treasurer of the Cleveland
                                                Browns, a
                                                professional football team,
                                                since February 1999.
                                                Mr. Jacobs served as the
                                                Executive Vice President
                                                of GUCCI timepieces (America)
                                                Inc. from
                                                December 1997 to January 1999
                                                and as President of the Severin
                                                Group (dba GUCCI timepieces)
                                                from April 1996 to November
                                                1997. Prior to April 1996,
                                                Mr. Jacobs was a Partner of
                                                Arthur Andersen LLP. He is also
                                                currently a director of White
                                                Cap Industries, a retailer of
                                                specialty tools and materials
                                                to professional contractors.
 Larry McNabb............  50 Class II  2002   President of Vicor Financial
                                                Services, an information
                                                technologies consulting and
                                                engineering firm, since
                                                April 1998 and Chief Executive
                                                Officer of Primary
                                                Payment Systems, a payments
                                                risk management
                                                company, since August 1997.
                                                From August 1996
                                                until March 1998, Mr. McNabb
                                                was also an
                                                independent consultant to the
                                                financial industry.
                                                Prior to this time, and for a
                                                period of eleven years,
                                                he served Bank of America in
                                                various capacities,
                                                including as Group Executive
                                                Vice President in
                                                charge of global payments from
                                                January 1995 to
                                                August 1996 and as Chief
                                                Executive Officer of
                                                Bank of America Texas from
                                                October 1992 to
                                                January 1995.

--------
(1)Member of the Audit Committee of the Board of Directors.

  The following table sets forth certain pertinent information with respect to the other directors of the Company. All references to the "Company" herein refer to Standard Pacific Corp. and its predecessors. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

    Name and Present                                    Period Served as Director or Executive
       Position,              Class of   Term          Officer of the Company and Other Business
if any, with the Company  Age Director  Expires          Experience During the Past Five Years
------------------------  --- --------- ------- -------------------------------------------------------
Arthur E. Svendsen(3)...   75  Class I   2001   Director, Chairman of the Board and Chief Executive
 Chairman of the Board                           Officer of the Company since 1961.
  and Chief Executive
  Officer

Dr. James L. Doti(2)(3)    52  Class I   2001   Director since May 1995. President of Chapman
                                                 University since 1991 and professor of economics
                                                 since 1974. Dr. Doti founded the University's
                                                 center for Economic Research in 1978. He is also
                                                 a director of First American Financial Corporation,
                                                 a financial services company, Fleetwood
                                                 Enterprises, Inc., a producer of manufactured
                                                 housing and recreational vehicles, and Remedy
                                                 Temp., Inc., a provider of temporary staffing
                                                 services.

Keith D. Koeller(1) ....   42  Class I   2001   Director since May 1995. Since 1986, Mr. Koeller
                                                 has served as a Partner of the law firm of Mower,
                                                 Koeller, Nebeker, Carlson & Haluck.

Ronald R. Foell(1)......   70 Class III  2000   Director since 1967 and President of the
                                                 Company from 1969 until October 1996.

Robert J. St. Lawrence..   72 Class III  2000   Director since 1961, Vice President-Finance and
                                                 Treasurer of the Company from 1961 through
                                                 1987 and Secretary from 1976 through 1987.
                                                 Mr. St.Lawrence is currently a private investor.

Donald H. Spengler(2)...   72 Class III  2000   Director of the Company since 1962. Since
                                                 January 1981, Mr. Spengler has been a private
                                                 investor managing his own properties and
                                                 investments.

--------
(1) Member of the Audit Committee of the Board of Directors.

(2) Member of the Compensation Committee of the Board of Directors.

(3) Member of the Nominating Committee of the Board of Directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of March 1, 1999 regarding ownership of the Company's shares of Common Stock by (i) nominees for director, (ii) all directors and executive officers, (iii) all directors and executive officers as a group, and (iv) the beneficial owners of more than 5% of the Company's Common Stock based upon information received from such persons:

                                                      Amount and
                                                      Nature of      Percent of
                          Name of                     Beneficial     Outstanding
                     Beneficial Owner                 Ownership        Shares
                     ----------------                 ----------     -----------
      Arthur E. Svendsen............................. 2,800,000(1)       9.4%
      Stephen J. Scarborough.........................   269,500(2)         *
      Andrew H. Parnes...............................    59,470(3)         *
      Clay A. Halvorsen..............................    10,001(4)         *
      Dr. James L. Doti..............................    10,000(5)         *
      Ronald R. Foell................................   443,124(6)       1.5%
      Douglas C. Jacobs..............................         0            *
      Keith D. Koeller...............................     7,000(7)         *
      William H. Langenberg..........................    17,000(8)         *
      Larry McNabb...................................         0            *
      Robert J. St.Lawrence..........................     7,814(9)         *
      Donald H. Spengler............................. 1,064,635(10)      3.6%
      Directors and Executive Officers
       As a Group (11 persons)....................... 4,688,544         15.8%

--------
  * Less than one percent

 (1) Does not include 30,000 shares held beneficially and of record by Martha Ann Svendsen, Mr. Svendsen's wife and 25,000 shares held beneficially and of record by trusts set up for Mr. Svendsen's grandchildren. The business address of Mr. Svendsen is 1565 West MacArthur Boulevard, Costa Mesa, California 92626.

 (2) Includes 200,500 shares subject to options held by Mr. Scarborough which are exercisable within 60 days.

 (3) Includes 54,990 shares subject to options held by Mr. Parnes which are exercisable within 60 days.

 (4) Includes 10,001 shares subject to options held by Mr. Halvorsen which are exercisable within 60 days.

 (5) Includes 7,000 shares subject to options held by Mr. Doti which are exercisable within 60 days.

 (6) Includes 7,000 shares subject to options held by Mr. Foell which are exercisable within 60 days.

 (7) Includes 7,000 shares subject to options held by Mr. Koeller which are exercisable within 60 days.

 (8) Includes 7,000 shares subject to options held by Mr. Langenberg which are exercisable within 60 days.

 (9) Includes 7,000 shares subject to options held by Mr. St.Lawrence which are exercisable within 60 days.

(10) Includes 7,000 shares subject to options held by Mr. Spengler which are exercisable within 60 days.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Committees of the Board of Directors and Attendance

  During 1998, the Board of Directors had standing Audit, Compensation and Nominating Committees.

  Audit Committee: The functions of the committee are to recommend to the Board of Directors the selection of the Company's independent auditors and to review and approve the scope of the audit, the results of the audit and the fees charged for audits. The committee held two meetings during 1998.

  Compensation Committee: The main functions of the committee are to review and recommend compensation levels of persons designated as executive officers by the Board of Directors and to review and recommend stock options and other related matters pertaining to the executive officers. Additionally, the committee administers the Company's 1991 Employee Stock Incentive Plan and 1997 Stock Incentive Plan (together, the "Plans") and, subject to the provisions of the Plans, selects the employees to receive awards and determines the terms and conditions of such awards. The Compensation Committee held two meetings during 1998.

  Nominating Committee: The main functions of the committee are to review and recommend candidates to fill vacancies on the Board of Directors, to recommend the slate of directors to be nominated by the Board for election by the stockholders at the annual meeting of stockholders and to review and make recommendations to the Board on management succession relating to the selection of the Chief Executive Officer and other executive officer positions. The Nominating Committee will consider proposals for nomination from stockholders that are made in writing to the Secretary, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. The Nominating Committee held one meeting during 1998.

Board of Directors Meetings and Compensation

  During 1998, the Company's Board of Directors held five meetings in addition to the Committee meetings discussed above. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and Committees on which he served.

  Non-management directors of the Company receive an annual fee of $12,000 payable in quarterly installments and receive $500 for each Board meeting and annual stockholders meeting attended. In addition, each non-management director who is a member of a committee of the Board of Directors receives $500 for each committee meeting attended or $750 if he or she is the chairman of a committee.

  During 1998, each non-management director of the Company received a grant of options to purchase 2,000 shares of Common Stock of the Company. Mr. Jacobs received a grant of options to purchase 5,000 shares of Common Stock of the Company upon his selection to the Board in May 1998. Each option vests one year after the date of grant and is exercisable at the fair market value of the Common Stock on the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee for the 1998 calendar year consisted of the following members of the Board of Directors: William H. Langenberg, Chairman; Dr. James L. Doti and Keith D. Koeller. Mr. Langenberg formerly was the President of the Company's Northern California Division from 1971 to 1985. Mr. Doti, elected to the Board in 1995, is President of Chapman University and a professor of economics. Mr. Koeller, elected to the Board in 1995, is a partner of a law firm which provides services to the Company.

                            EXECUTIVE COMPENSATION

  The following table summarizes the total compensation of the Company's executive officers for 1998, as well as the total compensation paid to each such individual for the two previous years.

                          SUMMARY COMPENSATION TABLE

                                                     Long Term
                                                    Compensation
                          Annual Compensation(A)       Awards
                          ---------------------- ------------------
                                                     Securities        All Other
   Name and Principal          Salary  Bonus(B)  Underlying Options Compensation(C)
        Position          Year   ($)      ($)           (#)               ($)
   ------------------     ---- ------- --------- ------------------ ---------------
Arthur E. Svendsen......  1998 402,400 1,175,281          --             5,200
Chief Executive Officer   1997 356,190   682,208          --             5,200
                          1996 335,321   209,975          --             5,300

Stephen J. Scarborough..  1998 403,600 1,975,289      195,000            5,500
President                 1997 256,378 1,006,474      100,000            5,500
                          1996 203,600   364,344      280,000            5,600

Andrew H. Parnes........  1998 204,200   210,000       72,000            5,500
Vice President-Finance,   1997 166,654   120,000       30,000            5,500
Treasurer and Chief       1996 116,200    60,000       15,000            5,200
 Financial Officer

Clay A. Halvorsen.......  1998 204,200   100,000       70,000            5,500
Vice President,
General Counsel and
 Secretary (D)

--------
(A) The amount of perquisites and other personal benefits received by each of the executive officers for the years indicated did not exceed the lesser of $50,000 or 10 percent of the individual's total of annual salary and bonus for the year, which represents the threshold reporting requirement.
(B) Bonuses represent amounts earned for each year but paid in the subsequent year.
(C) Includes Company contributions to the Company's 401(k) retirement plan which amounted to $5,000 per year. The balance of this amount, after deducting the Company's 401(k) contributions, represents premiums on life insurance coverage paid by the Company.
(D) Mr. Halvorsen joined the Company in January 1998.

  The following table summarizes option grants to the Company's executive officers for 1998 and the potential realizable value at certain assumed rates of stock price appreciation for the option term:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
                          --------------------------------------------
                          Number of                                    Potential Realizable Value
                          Securities  % of Total                         at Assumed Annual Rate
                          Underlying   Options    Exercise             of Stock Price Appreciation
                           Options    Granted to   or Base                 for Option Term(D)
                           Granted   Employees in   Price   Expiration ---------------------------
          Name             (#)(A,B)  Fiscal Year  ($/Sh)(C)    Date       5%($)         10%($)
          ----            ---------- ------------ --------- ---------- ------------ --------------
Arthur E. Svendsen......       --         --          --        --              --             --

Stephen J. Scarborough..    75,000       5.5%      $17.00      2008    $    801,841 $    2,032,022
                           120,000       8.7%      $12.00      2008    $    905,608 $    2,294,989

Andrew H. Parnes........    22,000       1.6%      $17.00      2008    $    235,207 $      596,060
                            50,000       3.6%      $12.00      2008    $    377,337 $      956,245

Clay A. Halvorsen.......    30,000       2.2%      $17.00      2008    $    320,736 $      812,809
                            40,000       2.9%      $12.00      2008    $    301,869 $      764,996

(A) The 75,000 stock options granted to Mr. Scarborough in 1998 vest and become exercisable in increments of 50% per year beginning January 27, 1999. The 120,000 stock options granted to Mr. Scarborough in 1998 vest and become exercisable in increments of 25% per year beginning September 3, 2000. The 22,000 stock options granted to Mr. Parnes in 1998 vest and become exercisable in increments of 50% per year beginning January 27, 1999. The 50,000 stock options granted to Mr. Parnes in 1998 vest and become exercisable in increments of 25% per year beginning September 3, 2000. The 30,000 stock options granted to Mr. Halvorsen in 1998 vest and become exercisable in increments of 33% per year beginning January 27, 1999. The 40,000 stock options granted to Mr. Halvorsen in 1998 vest and become exercisable in increments of 25% per year beginning September 3, 2000.

(B) All options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1997 Stock Incentive Plan, the compensation committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(C) The options were granted at the closing market price for the Company's Common Stock as reported in The Wall Street Journal for the date of grant. The exercise price and tax withholding obligations, if any, may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(D) Potential gains are net of the option exercise price, but before taxes associated with exercise.

                      FISCAL YEAR-END OPTIONS OUTSTANDING

  The following table shows the number of unexercised options previously granted to the executive officers which were exercisable and unexercisable at December 31, 1998. No options were exercised by the executive officers during 1998.

                                     Number of Securities
                                    Underlying Unexercised Value of Unexercised
                                          Options at       In-the-Money Options
                                     December 31, 1998(#)  at December 31, 1998
                                         Exercisable/          Exercisable/
                  Name                  Unexercisable          Unexercisable
                  ----              ---------------------- ---------------------
      Arthur E. Svendsen..........            --                    --
      Stephen J. Scarborough......     169,000/430,000     $1,130,500/$1,698,750
      Andrew H. Parnes............      43,990/92,000      $  242,368/$  171,250
      Clay A. Halvorsen...........         -- /70,000      $      -- /$   85,000

                             CERTAIN TRANSACTIONS

  Arthur E. Svendsen, the Chairman of the Board and Chief Executive Officer of the Company, has leased to the Company approximately 24,000 square feet of office and manufacturing space located in Costa Mesa, California. Pursuant to this lease, the Company made rental payments of approximately $84,000 to Mr. Svendsen for the 1998 calendar year.

  THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                     REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

  As members of the Compensation Committee for the 1998 calendar year, we are responsible for reviewing and recommending compensation levels of persons designated as executive officers by the Board of Directors and reviewing and recommending stock option grants and other related compensation matters pertaining to the executive officers.

Overall Executive Compensation Philosophy

  The compensation philosophy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of each executive officer should be based upon the performance of the Company and a subjective evaluation of the contribution to that performance made by each executive officer. The performance related component of the Chief Executive Officer's and President's compensation is contingent upon the pretax operating results of the Company or of one or more of its business units pursuant to the Company's Amended and Restated Management Incentive Bonus Plan (the "Bonus Plan").

  The Compensation Committee further believes executive compensation should attract and retain key employees and provide incentives to assist the Company in achieving strategic and financial goals which should ultimately enhance the value of the Company's stock.

  In that regard, executive compensation consists of three components: (i) base salary, (ii) annual bonus based on the results of operations of the Company and its operating subsidiaries, and (iii) longer-term incentives through the award of stock options under the Company's stock option plans.

  In general, when compared to other publicly-held companies in the homebuilding industry, including those used in the comparison graph on page 12, the Compensation Committee believes that executives should receive a base salary that is generally competitive with those paid by publicly-held companies with consideration given to the executives' experience, duties and responsibilities of those positions. The Compensation Committee believes the contingent portion of the executives' compensation in the form of the annual bonus based generally on the Company's operations or a business unit's pretax operating results for the year is an important component of compensation for the Chief Executive Officer and President.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g. the difference between the option price and market price of the Company's stock on the date of exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily, and in all circumstances, limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. For 1998, the salaries and bonuses paid to the executive officers were fully deductible by the Company. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  The Company and the Compensation Committee currently do not endorse employment contracts and, therefore, none of the current executive officers of the Company is a party to an employment contract.

Annual Salary and Incentive Compensation Program

  In reviewing the incentive compensation levels of the Chief Executive Officer and the Company's three other executive officers during 1998, the Compensation Committee has taken note of management's ability to achieve certain strategic goals, identify and acquire parcels of land in key markets, develop and design homes which respond to current market conditions, augment and extend the maturity of the Company's bank credit facility, raise capital from the public securities markets, and give overall management and strategic direction to the Company's operations, all of which contribute to the Company's prospects for the future.

  In consideration of the Compensation Committee's policy of providing a significant portion of executive officers' total compensation, when measured over a longer term basis spanning a business cycle, through annual bonuses to provide them with incentives to achieve the Company's financial and operational goals and thereby increase shareholder value, the Compensation Committee recommended and the Board of Directors approved the following base salaries and bonuses (pursuant to the Bonus Plan) for the Chief Executive Officer and President.

 CEO and President Compensation

  Base Salary

  Mr. Svendsen's and Mr. Scarborough's base salaries (excluding their car allowances) for 1999 were maintained at $400,000, the same level paid in 1998, at their own request and based on the Committee's subjective evaluation of the executives' performance, duties and responsibilities.

  Bonus Plan

  Under the Company's bonus formula for Mr. Svendsen set forth in the Bonus Plan, Mr. Svendsen receives a bonus equal to 1.5% of the consolidated pre-tax operating results of the Company as a whole. Pursuant to the formula, there is no maximum bonus which may be earned by Mr. Svendsen. Under this formula, which has been in place since 1978, Mr. Svendsen was awarded a bonus of $1,175,281 for 1998.

  Under the Company's bonus formula for Mr. Scarborough set forth in the Bonus Plan, Mr. Scarborough receives a bonus equal to 2.5% of the pre-tax operating results of the homebuilding and corporate segments of the Company. Pursuant to the formula, Mr. Scarborough earned a bonus which amounted to $1,975,289 for 1998.

 Other Executive Compensation

  The salaries of Mr. Parnes and Mr. Halvorsen for 1999 were set at $235,000 and $225,000, respectively. The Bonus Plan excludes the positions of Vice President--Finance and Vice President, General Counsel and Secretary. The Compensation Committee prefers to award a discretionary bonus to these executives. Mr. Parnes and Mr. Halvorsen received discretionary bonuses of $210,000 and $100,000, respectively, for 1998.

Stock Option Plans

  The Company does not offer a long-term cash incentive plan. To reward executives on a long-term basis, stock options have been granted to provide an important part of the equity link to shareholders. Options are granted at the market value of the Company's stock on the date of grant and only have value if the Company's stock price rises.

  Mr. Svendsen has never been granted options under any of the Company's stock option plans. In January 1998, Messrs. Scarborough, Parnes and Halvorsen were granted options to purchase 75,000, 22,000 and 30,000 shares of Common Stock, respectively. In September 1998, they received additional option grants to purchase 120,000, 50,000 and 40,000 shares of Common Stock, respectively. All of the foregoing option grants were made at exercise prices equal to the Common Stock's closing price on the date of grant.

                            COMPENSATION COMMITTEE
                             William H. Langenberg
                                 James L. Doti
                               Keith D. Koeller

December 16, 1998

                              COMPANY PERFORMANCE

  The following graph shows a five-year comparison of cumulative total returns to stockholders for the Company, the Standard & Poor's 500 Composite Stock Index and the Dow Jones Industry Group--Home Construction.

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDERS' RETURN
   AMONG STANDARD PACIFIC CORP., STANDARD & POOR'S 500 COMPOSITE STOCK INDEX
                AND DOW JONES INDUSTRY GROUP-HOME CONSTRUCTION*



                        [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period          STANDARD PACIFIC     S&P           DOW JONES
(Fiscal Year Covered)       CORPORATION          500 INDEX     INDUSTRY
---------------------       -----------          ---------     --------
Measurement Pt-1993         $100                 $100          $100
FYE 1994                    $ 58                 $101          $ 65
FYE 1995                    $ 59                 $139          $ 98
FYE 1996                    $ 57                 $171          $ 98
FYE 1997                    $151                 $229          $141
FYE 1998                    $138                 $294          $154

--------
  * Cumulative total stockholders' return assumes dividend reinvestment.

  The above graph is based upon Common Stock and index prices calculated as of December 31 for each of the last five fiscal year-end periods. The Company's December 31, 1998 closing Common Stock price was $14.125 per share. As of March 23, 1999 the Company's Common Stock closed at $12.00 per share. The stock price performance of Standard Pacific Corp. Common Stock depicted in the graph above represents past performance only and is not indicative of future performance.

                        INFORMATION CONCERNING AUDITORS

  Arthur Andersen LLP., Independent Public Accountants have been the auditors for the financial statements of the Company for each year since the year ended December 31, 1968. A meeting of the Audit Committee will be held during the year, at which time a recommendation will be made as to the selection of the Company's auditors for the current fiscal year. Representatives of Arthur Andersen LLP will be present at the 1999 Annual Meeting and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to any appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS
                  FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

  Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 2000 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before December 3, 1999. The Board of Directors of the Company will review new proposals from eligible stockholders which it receives by that date and will determine whether such proposals will be included in its 2000 proxy solicitation materials. A stockholder is eligible to present proposals if he or she is the record or beneficial owner of at least one percent or $2,000 in market value of securities entitled to be voted at the 2000 Annual Meeting and have held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held.

  According to the Bylaws of the Company, in order for a stockholder proposal to be properly brought before any meeting of the stockholders, the stockholder must give notice of the proposal in writing to the Secretary of the Company not less than ninety days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The following report required under Section 16(a) of the Securities Exchange Act of 1934, during or with respect to the fiscal year ended December 31, 1998, was not filed on a timely basis: a Form 4 reporting the grant on May 14, 1998 of an option to purchase 5,000 shares of Common Stock to Douglas C. Jacobs.

                            FORM 10-K ANNUAL REPORT

  Additionally, along with this proxy statement, the Company has provided each stockholder entitled to vote, a copy of its Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K") without the exhibits thereto. The Company will provide, without charge, a copy of its 1998 Form 10-K, or a copy of the exhibits to its 1998 Form 10-K, upon the written request of any stockholder or beneficial owner of Common Stock. Requests should be directed to Clay A. Halvorsen, Secretary, Standard Pacific Corp., 1565 West MacArthur Boulevard, Costa Mesa, California 92626.

                                 OTHER MATTERS

  At the time of the preparation of this Proxy Statement, the Board of Directors of the Company was not aware of any other matters which would be presented for action at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

                                          By Order of the Board of Directors

                                          Clay A. Halvorsen
                                          Secretary

Costa Mesa, California
April 1, 1999

                     The Annual Meeting of Stockholders of

                            Standard Pacific Corp.

                                will be held at
                            Lucera at Bonita Canyon
                                  30 Valerio
                           Newport Beach, California

                                      on

                                 May 13, 1999
                            10:30 A.M., Local Time

FROM LOS ANGELES: Take the 405 South exit Jamboree, turn right. Turn left on MacArthur. Proceed to Bonita Canyon and turn left. Turn left on Mesa View and proceed to the sales office.

FROM SAN DIEGO: Take the 405 North exit Jamboree, turn left. Turn left on MacArthur. Proceed to Bonita Canyon and turn left. Turn left on Mesa View and proceed to the sales office.

FROM JOHN WAYNE AIRPORT: Upon exiting the airport, turn right on MacArthur. Proceed to Bonita Canyon and turn left. Turn left on Mesa View and proceed to the sales office.

                     [MAP TO ANNUAL MEETING APPEARS HERE]

                            STANDARD PACIFIC CORP.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
p              OF THE COMPANY FOR THE ANNUAL MEETING MAY 13, 1999

R The undersigned, a stockholder of STANDARD PACIFIC CORP., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of
O Annual Meeting of Stockholders, the accompanying Proxy statement, the Annual Report to Stockholders and the Company's Annual Report on Form 10-K for the
X year ended December 31, 1998; and, revoking any proxy previously given, hereby constitutes and appoints Arthur E. Svendsen, Stephen J. Scarborough
Y and Andrew H.Parnes, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Company's new home community model complex, "Lucera at Bonita Canyon", 30 Valerio, Newport Beach, California, on Thursday, May 13, 1999 at 10:30 A.M., local time, and at any adjournment thereof, on all matters coming before said meeting as set forth on the reverse hereof.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE.

  See back page of the Proxy Statement for a map to "Lucera at Bonita Canyon".


                                                                    SEE REVERSE
                                                                        SIDE

--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE



                     The Annual Meeting of Stockholders of
                            Standard Pacific Corp.
                               Will be held at:



                            The Company's New Home
                            Community Model Complex
                           "Lucera at Bonita Canyon"
                                  30 Valerio
                           Newport Beach, California



                                 May 13, 1999
                            10:30 A.M., Local Time

                                  Models Open
                             9:30 A.M., Local Time

[X] Please mark your
    votes as in this
    example.
--------------------------------------------------------------------------------
         Unless otherwise specified, this proxy will be voted FOR the election of directors
--------------------------------------------------------------------------------
                   FOR all nominees
                   listed at right                     WITHHOLD
                   (except as marked             authority to vote for
                   to the contrary               all nominees listed
                        below)                         at right
1. Election of
   Three
   Directors.            [_]                              [_]

Nominees:
1. Douglas C. Jacobs              2. In their discretion, to transact such other
2. Larry McNabb                      business as may properly come before the
3. Stephen J. Scarborough            meeting.

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


_______________________________________

--------------------------------------------------------------------------------


                                       This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc. should give the full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.


                                       _________________________________________


                                       _________________________________________
                                        SIGNATURE(S)                   DATE

--------------------------------------------------------------------------------
                           v FOLD AND DETACH HERE v



           STANDARD PACIFIC CORP. -- ANNUAL MEETING -- MAY 13, 1999
             STANDARD PACIFIC NOW OFFERS PHONE OR INTERNET VOTING
                         24 hours a day, 7 days a week

     On a touch-tone phone, call toll-free 1-800-OK2-VOTE (outside the US and Canada, call 201-324-0377). You will hear these instructions:

          .  Enter the last four digits from your social security number.
          . Enter the control number from the box above, just below the perforation.
          .  You will then have two options:
             OPTION 1: To vote as the Board of Directors recommends on both proposals; or
             OPTION 2: To vote on each proposal separately.
          . Your vote will be repeated to you and you will be asked to confirm it.

     Log onto the Internet and type: http://www.vote-by-net.com

          .  Have your proxy card ready and follow the instructions.

          Your electronic vote authorizes the proxies named on the reverse of this card to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need to mail back your proxy card.

          Your vote is important. Thank you for voting.